SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                             FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

       INDEPENDENT BANK CORP.            INDEPENDENT CAPITAL TRUST I
    (Exact name of Registrant as        (Exact name of Registrant as specified
      specified in its charter)                in its trust agreement)

            MASSACHUSETTS                        DELAWARE
   (State or other jurisdiction of        (State or other jurisdiction of
   incorporation or organization)        incorporation or organization)

             04-2870273                        APPLIED FOR
          (I.R.S. Employer                   (I.R.S. Employer
         Identification No.)                Identification No.)

                                  _____________________________
                                        288 UNION STREET
                                 ROCKLAND, MASSACHUSETTS  02370
                                          (617)878-6100
(Address, including zip code, and telephone number, including area code, of Registrants'principal executive offices)


If this Form relates to the              If this Form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon         securities and is to become
filing pursuant to General               effective simultaneously with the
instruction Act (c)(1) please            effectiveness of a concurrent
check the following box. [  ]            registration statement under the
                                         Securities Act of 1933 pursuant to
                                         General Instruction Act (c)(2)
                                         please check the following box [  ]

     Securities to be registered pursuant to Section 12(b) of the Act:  None

        Securities to be registered pursuant to Section 12(g) of the Act:

____% Cumulative Trust Preferred Securities of Independent Capital Trust I
___% Junior Subordinated Deferrable Interest Debentures of Independent Bank
     Corp.
Guarantee of Independent Bank Corp. with respect to the Trust Preferred
Securities
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-3 (Registration No. 333-25999 and 333-25999-01) filed with the Commission on April 28, 1997 (the "Form S-3"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2.   EXHIBITS

     4.1 Indenture of Independent Bank Corp relating to the Junior Subordinated Debentures.{1/}

     4.2 Form of Certificate of Junior Subordinated Debentures (included as an exhibit to Exhibit 4.1)

     4.3  Certificate of Trust of Independent Capital Trust I.{2/}

     4.4 Amended and Restated Declaration of Trust of Independent Capital Trust I.{3/}

     4.5 Form of Trust Preferred Security Certificate of Independent Capital Trust I (included as an exhibit to Exhibit 4.4).

     4.6  Form of Trust Preferred Securities Guarantee Agreement.{4/}

**FOOTNOTES**

{1/}  Incorporated by reference to Exhibit 4.1 to the Form S-3.

{2/}  Incorporated by reference to Exhibit 4.3 to the Form S-3.

{3/}  Incorporated by reference to Exhibit 4.4 to the Form S-3.

{4/}  Incorporated by reference to Exhibit 4.6 to the Form S-3.

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                             SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                          INDEPENDENT BANK CORP.




Date:  May 8, 1997        By:/S/ RICHARD J. SEAMAN
                             Richard J. Seaman, Chief Financial Officer



                          INDEPENDENT CAPITAL TRUST I



Date:  May 8, 1997        By:/S/ RICHARD J. SEAMAN
                             Richard J. Seaman, Administrative Trustee





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